United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2008 (December 10, 2008)
ISORAY, INC. (Exact name of registrant as specified in its charter)
Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
 (Address of principal executive offices) (Zip Code)

(509) 375-1202
(Registrant's telephone number)

ITEM 1.01  Entry into a Material Definitive Agreement

On December 10, 2008, IsoRay Medical, Inc. ("Medical"), a wholly owned subsidiary of IsoRay, Inc. (the "Registrant"), entered into a Contract (the "Agreement") with UralDial LLC, a Russian company ("UralDial").  Under the Agreement, Medical will purchase Cesium-131 from UralDial rather than purchasing Cesium-131 directly from its two existing suppliers in Russia.  UralDial will provide Cesium- 131 from at least two Russian facilities subject to scheduled maintenance shutdowns of the facilities from time to time.  The Agreement stabilizes supply arrangements for the next 12 months beginning on December 15, 2008 and ending on December 31, 2009.

ITEM 9.01  Exhibits

(c)	Exhibits

10.49	Contract, dated December 10, 2008, by and between IsoRay Medical, Inc. and UralDial LLC (confidential treatment requested for redacted portions)

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  December 12, 2008

IsoRay, Inc., a Minnesota corporation

By:	/s/ Jonathan Hunt
Jonathan Hunt, CFO